Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro forma Financial Information and Exhibits
Signatures
Exhibit 99.1 - Press Release

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 13, 2001

(Date of report)

NATIONAL PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-11905 (Commission File Number)	61-1303983 (IRS Employer Identification No.)

1231 Durrett Lane, Louisville, Kentucky 40213

(Address of principal executive offices) (Zip Code)

(502) 315-2000

(Registrant’s telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

SIGNATURES

EXHIBIT 99.1—Press Release

Item 2.  Acquisition or Disposition of Assets

On July 2, 2001, the Registrant issued a News Release announcing that National Processing Company (“NPC”) and ABN AMRO North America, Inc. (“AANA”) have entered into a new joint venture involving ABN AMRO Merchant Services, LLC (“AAMS”). AANA formed AAMS when it combined the merchant credit card processing businesses of its Michigan-based affiliate Michigan National Bank and Chicago’s LaSalle Bank. NPC is a wholly owned subsidiary of National Processing, Inc.

AAMS processed for over 34,000 merchants, generating approximately 115 million transactions and $7.0 billion in credit card sales in 2000. Under the terms of the agreement, NPC will provide AAMS with all merchant-processing services including both authorization and settlement of all card-based transactions. In addition, NPC has acquired 70 percent interest in AAMS for $48.5 million, which was paid in cash from existing cash balances of NPC. ABN AMRO North America, through its subsidiaries, owns the remaining 30 percent interest.

Reference is made to the News Release, dated July 2, 2001, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.  Financial Statements, Pro forma Financial Information and Exhibits

(a)	FINANCIAL STATEMENT OF BUSINESS ACQUIRED: None

(b)	PRO FORMA FINANCIAL INFORMATION: None

(c)	EXHIBITS: 99.1 News Release, dated July 2, 2001

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PROCESSING, INC. By: /s/ Carlton E. Langer Name: Carlton E. Langer Title: Secretary

Dated: July 13, 2001